Exhibit 2.4
Acceleration of Payments and Benefits
To Named Executive Officers
William R. Floyd

		Shares of
		Company Common Stock
Benefit Plan	Cash Payment*	Vested Early*
EDC Plan**	$3,621,883	N/A
SERP	4,754,542	N/A
ESERP	N/A	N/A
2003 Long Term Program	208,417	N/A
1997 Long Term Incentive Plan — Cash Awards
2004 Grant	1,675,633	N/A
2005 Grant	2,250,001	N/A
1997 Long Term Incentive Plan — Restricted Stock Awards
2002 Grant	N/A	43,750
2003 Grant	N/A	104,375
2004 Grant	N/A	214,822
2005 Grant	N/A	188,442
1997 Long Term Incentive Plan — Performance Stock Awards
2004 Grant	N/A	134,051***
2005 Grant	N/A	180,001****
Severance	0	N/A
Total	12,510,476	865,441
*Before withholding for taxes.
**Includes payment of $1,906,098 under the Retention Enhancement Plan, established
***Performance-based stock units granted with an aggregate cash value at the time of grant of $1,675,633 (the “Dollar Value”). The number of performance shares issued was determined by dividing the by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.
****Performance-based stock units granted with an aggregate cash value at the time of grant of $2,250,001 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.

Douglas J. Babb

		Shares of
		Company Common Stock
Benefit Plan	Cash Payment*	Vested Early*
EDC Plan	$191,055	N/A
SERP	N/A	N/A
ESERP	1,622,907	N/A
2003 Long Term Program	81,392	N/A
1997 Long Term Incentive Plan — Cash Awards
2004 Grant	404,343	N/A
2005 Grant	431,001	N/A
1997 Long Term Incentive Plan — Restricted Stock Awards
2003 Grant	N/A	41,667
2004 Grant	N/A	51,838
2005 Grant	N/A	36,097
1997 Long Term Incentive Plan — Performance Stock Awards
2004 Grant	N/A	32,348**
2005 Grant	N/A	34,481***
Severance	2,330,000	N/A
Total	5,060,698	196,431
*Before withholding for taxes
**Performance-based stock units granted with an aggregate cash value at the time of grant of $404,343 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.
***Performance-based stock units granted with an aggregate cash value at the time of grant of $430,001 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.

David R. Devereaux

			Shares of
			Company
			Common Stock
Benefit Plan	Cash Payment*		Vested Early*
EDC Plan	$56,212		N/A
SERP	N/A		N/A
ESERP	1,583,051	**	N/A
2003 Long Term Program	91,813		N/A
1997 Long Term Incentive Plan — Cash Awards
2004 Grant	429,353		N/A
2005 Grant	456,998		N/A
1997 Long Term Incentive Plan — Restricted Stock Awards***
2003 Grant	N/A		31,250
2004 Grant	N/A		41,283
2005 Grant	N/A		28,706
1997 Long Term Incentive Plan — Performance Stock Awards***
2004 Grant	N/A		25,762	****
2005 Grant	N/A		27,329	*****
Severance	2,015,000		N/A
Total	4,632,427		154,330
*Before withholding for taxes.
**Excludes $56,957.62 transferred pursuant to a domestic relations order.
***Share amounts exclude shares transferred pursuant to a domestic relations order.
****Performance-based stock units granted with an aggregate cash value at the time of grant of $322,015 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.
*****Performance-based stock units granted with an aggregate cash value at the time of grant of $341,612 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.

Jeffrey P. Freimark

		Shares of
		Company
		Common Stock
Benefit Plan	Cash Payment*	Vested Early*
EDC Plan	$360,009	N/A
SERP	N/A	N/A
ESERP	1,640,009	N/A
2003 Long Term Program	91,809
1997 Long Term Incentive Plan — Cash Awards
2004 Grant	429,344	N/A
2005 Grant	456,998	N/A
1997 Long Term Incentive Plan — Restricted Stock Awards
2003 Grant	N/A	41,667
2004 Grant	N/A	55,043
2005 Grant	N/A	38,275
1997 Long Term Incentive Plan — Performance Stock Awards
2004 Grant	N/A	34,348	**
2005 Grant	N/A	36,560	***
Severance	0	N/A
Total	2,978,169	205,893
*Before withholding for taxes
**Performance-based stock units granted with an aggregate cash value at the time of grant of $429,344 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.
***Performance-based stock units granted with an aggregate cash value at the time of grant of $456,998 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.

Cindy H. Susienka

		Shares of
		Company
		Common Stock
Benefit Plan	Cash Payment*	Vested Early*
EDC Plan	$477,971	N/A
SERP	N/A	N/A
ESERP	1,388,463	N/A
2003 Long Term Program	68,333
1997 Long Term Incentive Plan — Cash awards
2004 Grant	384,992	N/A
2005 Grant	384,997	N/A
1997 Long Term Incentive Plan — Restricted Stock Awards
2003 Grant	N/A	20,000
2004 Grant	N/A	49,358
2005 Grant	N/A	32,245
1997 Long Term Incentive Plan — Performance Stock Awards
2004 Grant	N/A	30,800	**
2005 Grant	N/A	30,800	***
Severance	2,655,000	N/A
Total	5,359,756	163,203
*Before withholding for taxes
**Performance-based stock units granted with an aggregate cash value at the time of grant of $384,992 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.
***Performance-based stock units granted with an aggregate cash value at the time of grant of $384,997 (the “Dollar Value”). The number of performance shares issued was determined by dividing the Dollar Value by $12.50, which is the per share purchase price in the Merger Agreement, with fractional shares being rounded up to the next whole number.